BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Tuesday, April 21, 2009
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
  or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS FIRST QUARTER EARNINGS EXCEEDING ANALYST ESTIMATES

BancFirst Corporation (NASDAQ GSM: BANF) reported net income of $7.1 million or $0.46 diluted earnings per share for the first quarter of 2009.  These results compare to $11.6 million or $0.74 diluted earnings per share a year ago which included a $1.2 million after-tax gain related to the Visa initial public offering.  The results exceed the analyst consensus estimate of $0.39 diluted earnings per share for the quarter.

For the quarter, the Company’s net interest income was $31.8 million compared to $35.4 million for the same quarter in 2008.  The Company’s net interest margin was 3.69% vs. 4.24% a year ago.  The decrease in the net interest margin resulted from the reduction in interest rates by the Federal Reserve Bank to historically low levels in the latter part of 2008.  The loan loss provision was $3.4 million compared to $1.8 million for the same period a year ago.  The increase in the loan loss provision was due to a small number of specific credits and the overall slowdown in the economy.  Nonperforming loans equaled 0.81% of total assets up slightly from 0.72% at December 31, 2008, while net charge-offs of 0.13% were virtually the same as the first quarter of 2008.  Noninterest income was $16.6 million up $1.2 million over core noninterest income for the same period in 2008.  Last year’s noninterest income included a one-time pretax gain of $1.8 million related to the Visa initial public offering.  The increase in core noninterest income was due to commercial deposit fees and treasury and cash management services.  Noninterest expenses for the quarter were $34.5 million, an increase of $1.6 million over the first quarter of 2008.  The increase is due primarily to higher FDIC premiums and other operating expenses.

At March 31, 2009, the Company’s total assets were $4.0 billion, an increase of $172 million or 4.5% over the first quarter of 2008.  Loans were $2.8 billion which were up $308 million or 12.3% over March 31, 2008.  Deposits grew $169 million to $3.5 billion from a year ago.  The Company’s equity capital was solid at $416 million or 10.5% of total assets at quarter end. BancFirst did not accept funds from the U.S. Treasury’s Capital Purchase Program.

David Rainbolt, CEO of BancFirst, said, “In light of the struggling economy and extraordinarily low interest rates, I have to say our first quarter performance was acceptable.  Non-performing loans are still under 1% and very manageable.”

The Company was recognized as one of America’s Best Banks by Bank Director Magazine.  The publication ranks publicly traded financial institutions by profitability, capital adequacy and asset quality.  BancFirst Corporation was ranked 11th among the largest publicly traded banks and thrifts nationwide.

BancFirst Corporation is an Oklahoma based financial service holding company.  The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 88 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$31,753				$31,753
Provision for loan losses	3,365				3,365
Securities transactions	339				339
Total noninterest income	16,622				16,622
Salaries and employee benefits	20,117				20,117
Total noninterest expense	34,529				34,529
Net income	7,125				7,125
Per Common Share Data:
Net income-basic	0.47				0.47
Net income-diluted	0.46				0.46
Cash dividends declared	0.22				0.22
Common shares outstanding	15,291,641				15,291,641
Average common shares outstanding -
Basic	15,291,636				15,291,636
Diluted	15,579,090				15,579,090
Performance Ratios:
Return on average assets	0.75%				0.75%
Return on average equity	6.92				6.92
Net interest margin	3.68				3.68
Efficiency ratio	71.38				71.38

	2008
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$35,387	$34,774	$35,251	$33,695	$139,107
Provision for loan losses	1,780	3,539	2,270	3,087	10,676
Securities transactions	28	6,121	776	13	6,938
Total noninterest income	17,241	23,330	17,784	16,030	74,385
Salaries and employee benefits	20,189	20,366	20,038	19,293	79,886
Total noninterest expense	32,928	33,596	34,307	34,175	135,006
Net income	11,594	13,737	10,958	8,069	44,358
Per Common Share Data:
Net income-basic	0.76	0.91	0.72	0.53	2.91
Net income-diluted	0.74	0.89	0.70	0.52	2.85
Cash dividends declared	0.20	0.20	0.22	0.22	0.84
Common shares outstanding	15,183,483	15,186,632	15,242,061	15,281,141	15,281,141
Average common shares outstanding -
Basic	15,208,049	15,185,763	15,217,546	15,263,507	15,218,835
Diluted	15,562,570	15,548,687	15,589,215	15,606,950	15,578,463
Performance Ratios:
Return on average assets	1.26%	1.46%	1.13%	0.84%	1.17%
Return on average equity	12.24	14.14	11.04	7.94	11.30
Net interest margin	4.24	4.08	4.03	3.85	4.05
Efficiency ratio	62.57	57.82	64.69	68.73	63.24

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,958,155
Total loans	2,808,499
Allowance for loan losses	(36,765)
Securities	439,220
Deposits	3,471,518
Stockholders' equity	416,381
Book value per common share	27.23
Tangible book value per common share	24.51
Balance Sheet Ratios:
Average loans to deposits	83.29%
Average earning assets to total assets	91.51
Average stockholders' equity to average assets	10.85
Asset Quality Data:
Past due loans	$867
Nonaccrual loans	25,255
Restructured loans	353
Total nonperforming and restructured loans	26,475
Other real estate owned and repossessed assets	5,576
Total nonperforming and restructured assets	32,051
Nonperforming and restructured loans to total loans	0.94%
Nonperforming and restructured assets to total assets	0.81
Allowance to total loans	1.31
Allowance to nonperforming and restructured loans	138.87
Net charge-offs to average loans	0.13

	2008
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,786,111	$3,842,364	$3,825,518	$3,867,204
Total loans	2,500,849	2,608,913	2,730,409	2,757,854
Allowance for loan losses	(30,193)	(33,512)	(33,862)	(34,290)
Securities	462,832	448,350	462,595	455,568
Deposits	3,302,103	3,369,912	3,361,233	3,377,608
Stockholders' equity	386,177	387,181	397,648	413,791
Book value per common share	25.43	25.49	26.09	27.08
Tangible book value per common share	22.65	22.73	23.35	24.34
Balance Sheet Ratios:
Average loans to deposits	76.91%	77.19%	78.85%	82.23%
Average earning assets to total assets	91.27	90.91	91.10	91.63
Average stockholders' equity to average assets	10.27	10.30	10.25	10.55
Asset Quality Data:
Past due loans	$643	$2,043	$892	$1,346
Nonaccrual loans	11,892	11,070	20,229	21,359
Restructured loans	864	833	940	1,022
Total nonperforming and restructured loans	13,399	13,946	22,061	23,727
Other real estate owned and repossessed assets	2,074	2,311	3,423	3,997
Total nonperforming and restructured assets	15,473	16,257	25,484	27,724
Nonperforming and restructured loans to total loans	0.54%	0.53%	0.81%	0.86%
Nonperforming and restructured assets to total assets	0.41	0.42	0.67	0.72
Allowance to total loans	1.21	1.28	1.24	1.24
Allowance to nonperforming and restructured loans	225.34	240.30	153.50	144.52
Net charge-offs to average loans	0.12	0.03	0.28	0.38

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2009
		Interest	Average
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,801,385	$38,344	5.55%
Securities – taxable	408,908	3,626	3.60
Securities - tax exempt	41,518	586	5.72
Interest bearing deposits with banks	270,854	359	0.54
Total earning assets	3,522,665	42,915	4.94

Nonearning assets:
Cash and due from banks	127,832
Interest receivable and other assets	233,479
Allowance for loan losses	(34,550)
Total nonearning assets	326,761
Total assets	$3,849,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$356,831	$226	0.26%
Savings deposits	1,102,520	4,599	1.69
Time deposits	849,815	5,555	2.65
Short-term borrowings	8,714	10	0.47
Junior subordinated debentures	26,804	491	7.43
Total interest-bearing liabilities	2,344,684	10,881	1.88

Interest-free funds:
Noninterest bearing deposits	1,054,079
Interest payable and other liabilities	32,860
Stockholders’ equity	417,803
Total interest free-funds	1,504,742
Total liabilities and stockholders’ equity	$3,849,426
Net interest income		$32,034
Net interest spread			3.06%
Net interest margin			3.69%